Exhibit 99.2

Blueprint Medicines Announces Proposed Public Offering of Shares of Common Stock

CAMBRIDGE, Mass., March 27, 2019 — Blueprint Medicines Corporation (NASDAQ: BPMC), a precision therapy company focused on genomically defined cancers, rare diseases and cancer immunotherapy, today announced that it has commenced an underwritten public offering of $300,000,000 in shares of its common stock. In addition, Blueprint Medicines expects to grant the underwriters a 30-day option to purchase up to an additional $45,000,000 in shares of its common stock in connection with the public offering. All shares of common stock will be offered by Blueprint Medicines.

Blueprint Medicines expects to use the net proceeds of the offering to further build its commercial infrastructure and operations in support of one or more anticipated commercial launches of its drug candidates, including potential commercial launches of avapritinib in the United States and Europe, subject to regulatory approval; to fund clinical trials for avapritinib in gastrointestinal stromal tumors (GIST) and systemic mastocytosis (SM), including its planned registration-enabling Phase 3 COMPASS-2L clinical trial for second-line GIST and its ongoing registration-enabling Phase 2 PIONEER clinical trial for indolent and smoldering SM, as well as future indication expansion clinical trials; to fund clinical trials for BLU-667 in RET-driven cancers, including its planned Phase 3 clinical trial for BLU-667 in first-line RET-altered non-small cell lung cancer (NSCLC) and its planned Phase 2 clinical trial for BLU-667 in combination with osimertinib in treatment-resistant, EGFR-mutant NSCLC harboring an acquired RET alteration; to fund a planned Phase 2a clinical trial for BLU-782 in patients with fibrodysplasia ossificans progressiva; to fund manufacturing costs for ongoing and anticipated drug development efforts for its most advanced drug candidates, including a potential commercial launch of avapritinib; and the balance, if any, to fund additional discovery research efforts, its other ongoing and planned clinical trials, working capital requirements and other general corporate purposes.

Goldman Sachs & Co. LLC and Cowen and Company, LLC are acting as joint book-running managers for the offering. Guggenheim Securities, LLC and Wedbush Securities Inc. are acting as co-lead managers for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

A registration statement on Form S-3 (File No. 333-216573) relating to these securities has been previously filed with the Securities and Exchange Commission (SEC) and has become effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering will be made only by means of a prospectus. A copy of the prospectus supplement relating to the offering will be filed with the SEC and may be obtained, when available, from Goldman Sachs & Co. LLC by mail at Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, by fax at (212) 902-9316, or by email at prospectus-ny@ny.email.gs.com, or from Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, by telephone at (631) 274-2806, or by fax at (631) 254-7140.

About Blueprint Medicines

Blueprint Medicines is a precision therapy company striving to improve human health. With a focus on genomically defined cancers, rare diseases and cancer immunotherapy, we are developing transformational medicines rooted in our leading expertise in protein kinases, which are proven drivers of disease. Our uniquely targeted, scalable approach empowers the rapid design and development of new treatments and increases the likelihood of clinical success. Blueprint Medicines is currently advancing four investigational medicines in clinical development, along with multiple research programs.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding Blueprint Medicines’ anticipated public offering; future expectations, plans and prospects for Blueprint Medicines and the timing of these events; and Blueprint Medicines’ strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Blueprint Medicines’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on February 26, 2019, the prospectus supplement related to the public offering and other filings that Blueprint Medicines has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Media and Investor Relations Contact

Jim Baker

617-844-8236

jbaker@blueprintmedicines.com